Exhibit 10.24

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of April 29, 2015, by and between HCP, INC., a Delaware corporation (“Landlord”), and FLX BIO, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.    Landlord and Tenant (as successor-in-interest to Flexus Biosciences, Inc. (“Flexus”)) are parties to that certain Lease dated October 10, 2014, (the “Lease”), pursuant to which Tenant leases 30,376 rentable square feet of space (the “Premises”) consisting of that certain building located at 561 Eccles Avenue, South San Francisco, California 94080 (the “Building”).

B.    Flexus assigned to Tenant, and Tenant assumed from Plexus, all of the rights and obligations of “Tenant” under the Lease, in accordance with the terms of that certain Contribution Agreement between Flexus and Tenant dated as of April 6, 2015 (the “Assignment”).

C.    Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2.    Modification of Alterations Allowance. Effective as of the date of this First Amendment, the Alterations Allowance set forth in Section 8.6 of the Lease shall be increased to $800,000.00, provided that Tenant hereby acknowledges that in no event shall Tenant be entitled to reimbursement from such Alterations Allowance by Landlord in excess of $500,000.00 for costs incurred in connection with the purchase and installation of FF&E (the “FF&E Cap”).

3.    California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp).

4.    No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent who is entitled to a commission

HCP, INC.
[First Amendment]
-1-	[Flexus Biosciences, Inc.]

in connection with this Amendment, other than Mary Hines and Jennifer Vergara Berrueta of Kidder Mathews. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonab1e attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this section shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

5.    No Mortgages. Landlord represents and warrants to Tenant that the Project is not currently subject to any ground lease, or the lien of any mortgage or deed of trust.

6.    Ratification. Tenant hereby ratifies and agrees to be bound by all of the terms of the Lease, as amended by this Amendment.

7.    No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:		TENANT:

HCP, INC.,		FLX BIO, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Jonathan Bergschneider	By:	/s/ Juan Jaen
	Jonathan Bergschneider		Name:	Juan Jaen
	Executive Vice President		Its:	President

By:
Name:
Title:

HCP, INC.
[First Amendment]
-2-	[Flexus Biosciences, Inc.]